Exhibit 10.8

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2006 RESTRICTED STOCK PLAN

Restricted Stock Award Agreement

You are hereby awarded Restricted Shares subject to the terms and conditions set forth in this Restricted Stock Award Agreement (“Award Agreement” or “Award”), and in the Talecris Biotherapeutics Holdings Corp. 2006 Restricted Stock Plan (the “Plan”), which is attached as Exhibit A. You should carefully review the Plan and the attached documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award, including your tax alternatives and their consequences.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of Talecris Biotherapeutics Holdings Corp. (the “Company”), or any Committee appointed by the Board to administer the Plan, and shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding upon all parties, including you, your heirs, and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.

1.             Specific Terms. Your Restricted Shares have the following terms:

Name of Participant

Number of Shares Subject to Award	Shares.
Purchase Price per Share (if applicable)	Not applicable.
Award Date	December , 2006
Vesting

At the rate of one-third on March 31st of each of the years 2008, 2009 and 2010; subject to acceleration as provided in the Plan and in Section 2 below, and to your Continuous Service not ending before the vesting date.

Lifetime Transfers	Not allowed.

2.             Accelerated Vesting; Change in Corporate Control. To the extent you have not previously vested in your rights with respect to this Award, your Award will become –

•                        100% vested if your Continuous Service ends due to your death;

•                        100% vested if your Continuous Service ends due to an Involuntary Termination that occurs within the one year period following a Change in Control or otherwise as provided in the Plan in the event of a Change of Control.

•                        Vested in accordance with Section 1 if your Continuous Service ends due to your Disability, notwithstanding the Continued Service requirement specified therein.

3.             Dividends. Any dividends paid with respect to Restricted Shares or Shares underlying Restricted Stock Units will only be distributed to you or your duly-authorized transferee in accordance with this Section of this Award Agreement. When Shares are delivered to you or your duly-authorized transferee pursuant to the vesting of the Shares, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Share delivered, (i) a number of Shares equal to the stock dividends which were declared and paid to the holders of Shares between the Award Date and the date such Share is issued, and (ii) a lump sum payment in an amount equal to any cash dividends payable between the Grant Date and the settlement date. To the extent that your Continuous Service ends before vesting of the Shares, you will forfeit all dividends (whether paid in cash or in stock) attributable to all such Shares.

4.             Issuance of Restricted Shares. Until all vesting restrictions lapse, any certificates that you receive for Restricted Shares will include a legend stating that they are subject to the restrictions set forth in the Plan and this Award Agreement. The certificates evidencing such Restricted Shares that will be issued will bear the following legend that shall remain in place and effective until all other vesting restrictions lapse and new certificates are issued:

“The sale or other transfer of the Share represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Talecris Biotherapeutics Holdings Corp. 2006 Restricted Stock Plan, and in any rules and administrative procedures adopted pursuant to such Plan and in a related Award Agreement. A copy of the Plan, such rules and procedures and such Award Agreement may be obtained from the Secretary of Talecris Biotherapeutics Holdings Corp.”

5.             Unvested Restricted Shares. The Company will hold all Restricted Shares in escrow until vesting occurs. You will be reflected as the owner of record on the Company’s books and records of any Shares issued pursuant to this Award Agreement. The Company will hold the stock certificates for safekeeping until such Shares have become vested and non-forfeitable. You must deliver to the Company, as soon as practicable after the date any Shares are issued, a stock power, endorsed in blank, with respect to any such Shares. If you forfeit any Shares, the stock power will be used to return the certificates for the forfeited Shares to the transfer agent for cancellation. As the owner of record of any Restricted Shares you qualify to receive pursuant to this Award Agreement, you will be entitled to all rights of a stockholder of the Company, including the right to vote Shares; subject, however, to the provisions of Section 3 hereof with respect to any cash or stock dividends that are paid between the date of this Award and your receipt of shares pursuant to a vesting event,

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subject in each case to the treatment of the Award upon termination of employment before the particular record date for determining stockholders of record entitled to the payment of the dividend or distribution.

6.             Section 83(b) Election Notice. If you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares underlying your Restricted Shares (a “Section 83(b) Election”), you agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service. Exhibit B contains a form of Section 83(b) Election, but the Company makes no recommendation as to whether or not to make such an election.

7.             Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underling Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.

8.             Restrictions on Transfer of Award. In accordance with Section 1, lifetime transfers not are allowed and your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.

9.             Conditions on Issuance of Shares. Notwithstanding any other provision of the Plan or of this Award Agreement, the Committee may condition your receipt of Shares on your execution of a shareholder agreement imposing terms generally applicable to other similarly-situated employee-shareholders.

10.           Taxes. By signing this Award Agreement, you acknowledge that you are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Award (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

11.           Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

12.           Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to

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the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

13.           Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 9 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

14.           Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

15.           Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

16.           Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

17.           Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

18.           Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

19.           Pre-IPO Rights and Restrictions on Shares. At all times prior to an Initial Public Offering, any Shares that you receive pursuant to this Award will be subject to Section 21 of the Plan. The Company may repurchase Shares issued pursuant to the Plan upon or after your termination of Continuous Service. To the extent consistent with Applicable Law, any such call (repurchase) right shall be at not less than the Fair Market Value of the Shares to be purchased on the date of such purchase. The right of the Company to repurchase shall be exercised for cash or cancellation of purchase money indebtedness.

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20.           Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Restricted Shares are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:
Name:
Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:
Name of Participant:

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EXHIBIT A

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
2006 Restricted Stock Plan

Plan Document

EXHIBIT B

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
2006 Restricted Stock Plan

Section 83(b) Election Form

Attached is an Internal Revenue Code Section 83(b) Election Form. IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, YOU MUST DO SO WITHIN 30 DAYS AFTER THE DATE THE RESTRICTED SHARES COVERED BY THE ELECTION WERE TRANSFERRED TO YOU. The Company makes no recommendation as to whether or not to make such an election, but in order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2006 Restricted Stock Plan

Election to Include Value of Restricted Shares in Gross Income

in Year of Transfer Under Internal Revenue Code Section 83(b)

Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.                                       My General Information:

Name:

Address:

S.S.N.

or T.I.N.:

2.                                       Description of the property with respect to which I am making this election:

                                     shares of                          stock of Talecris Biotherapeutics Holdings Corp. (the “Restricted Shares”).

3.                                       The Restricted Shares were transferred to me on                                    , 20   . This election relates to the 20       calendar taxable year.

4.                                       The Restricted Shares are subject to the following restrictions:

The Restricted Shares are forfeitable until they are earned in accordance with Section 1 of the Talecris Biotherapeutics Holdings Corp. 2006 Restricted Stock Plan (“Plan”) Restricted Share Award Agreement (“Award Agreement”) or other Award Agreement or Plan provisions. The Restricted Shares generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award Agreement and the Plan.

5.             Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $          per share.

6.             Amount paid for Restricted Shares:

The amount I paid for the Restricted Shares is $           per share.

7.             Furnishing statement to employer:

A copy of this statement has been furnished to my employer,                            . If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.             Award Agreement or Plan not affected:

Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the Plan.

Dated:                        , 200  .

Taxpayer

EXHIBIT C

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2006 Restricted Stock Plan

Designation of Beneficiary

In connection with the Awards designated below that I have received pursuant to the Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in Awards as defined in the Company’s 2006 Restricted Stock Plan (the “Plan”). This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

•                        any Award that I have received or ever receive under the Plan.

•                        the                              Award that I received pursuant to an award agreement dated                       ,             between myself and the Company.

I understand that this designation operates to entitle the above-named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this

       day of                     , 200

Notary Public

County of

State of